NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
    May 4, 2021

FIRST QUARTER 2021 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 4, 2021 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2021. Highlights include:

Operating Results:
•Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2021		2020
	(in thousands, except per share data)
Revenues	$179,778		$175,063

Net earnings available to common stockholders	$52,102		$60,693
Net earnings per common share	$0.30		$0.35

FFO available to common stockholders	$99,821		$102,509
FFO per common share	$0.57		$0.60

Core FFO available to common stockholders	$121,149		$119,188
Core FFO per common share	$0.69		$0.70

AFFO available to common stockholders	$133,532	(1)	$121,750
AFFO per common share	$0.76	(1)	$0.71

(1) Amounts include $9,385 of net straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments. Excluding such, AFFO per common share would have been $0.71 for the quarter ended March 31, 2021.

First Quarter 2021 Highlights:
•As of April 28, 2021, NNN had collected approximately 97% of rent originally due for the quarter ended March 31, 2021, and approximately 98% of rent originally due in April 2021
•Collected approximately $2.2 million of receivables written-off in 2020 from cash basis tenants
•Maintained high occupancy levels at 98.3%, with a weighted average remaining lease term of 10.6 years, at March 31, 2021 as compared to 98.5% at December 31, 2020 and 98.8% at March 31, 2020
•Invested $105.6 million in property investments, including the acquisition of 29 properties with an aggregate 355,000 square feet of gross leasable area at an initial cash yield of 6.4%
•Sold 11 properties for $17.6 million producing $4.3 million of gains on sales
•Issued $450 million principal amount of 3.500% senior unsecured notes due 2051
•Redeemed $350 million principal amount of 3.300% senior unsecured notes due 2023
•Weighted average debt maturity increased to 13.3 years at March 31, 2021
•Ended the quarter with $311.2 million of cash and no amounts drawn on the $900 million bank credit facility

NNN has entered into rent deferral lease amendments with certain tenants for an aggregate $51,269,000 and $4,677,000 of rent originally due for the years ended December 31, 2020 and December 31, 2021, respectively. The rent deferral lease amendments require the deferred rents to be repaid at a later time during the lease term. Approximately $3,259,000 of deferred rent was repaid in 2020 and approximately $10,817,000 of deferred rent was repaid in the quarter ending March 31, 2021.
Core FFO guidance for 2021 was increased from a range of $2.55 to $2.62 to a range of $2.70 to $2.75 per share. The 2021 AFFO is estimated to be $2.91 to $2.96 per share. The Core FFO guidance equates to net earnings of $1.56 to $1.61 per share, plus $1.14 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments or loss on early extinguishment of debt. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.
Jay Whitehurst, Chief Executive Officer, commented: “2021 is off to a great start for National Retail Properties. As the economic effects of the pandemic appear to recede, our impressive results have once again validated our consistent, long-term strategy of acquiring well-located parcels leased to strong regional and national operators at reasonable rents, all while maintaining low leverage and a flexible balance sheet. Based on our continued high occupancy, strong rent collections, solid quarter of acquisitions, and fortress-like balance sheet, we are pleased to increase our guidance for Core FFO per share by approximately six percent. Our acquisition pipeline of direct sale-leaseback transactions with our relationship tenants continues to grow, and with over $300 million of cash in the bank, zero balance drawn on our line of credit, no material debt maturities until 2024, and an average debt duration of over 13 years, we are well positioned to fund our 2021 acquisition guidance with the available capital on hand.”
National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2021, the company owned 3,161 properties in 48 states with a gross leasable area of approximately 32.7 million square feet and with a weighted average remaining lease term of 10.6 years. For more information on the company, visit www.nnnreit.com.
Management will hold a conference call on May 4, 2021, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 31,
	2021		2020
Income Statement Summary

Revenues:
Rental income	$179,198		$174,547
Interest and other income from real estate transactions	580		516
	179,778		175,063

Operating expenses:
General and administrative	11,748		10,100
Real estate	7,725		7,635
Depreciation and amortization	49,980		49,188
Leasing transaction costs	38		36
Impairment losses – real estate, net of recoveries	2,131		5,513
	71,622		72,472
Gain on disposition of real estate	4,281		12,770
Earnings from operations	112,437		115,361

Other expenses (revenues):
Interest and other income	(65)		(164)
Interest expense	34,587	(1)	33,670	(2)
Loss on early extinguishment of debt	21,328		16,679
	55,850		50,185

Net earnings	56,587		65,176
Loss attributable to noncontrolling interests	—		2

Net earnings attributable to NNN	56,587		65,178
Series F preferred stock dividends	(4,485)		(4,485)
Net earnings available to common stockholders	$52,102		$60,693

Weighted average common shares outstanding:
Basic	174,589		171,039
Diluted	174,715		171,232

Net earnings per share available to common stockholders:
Basic	$0.30		$0.35
Diluted	$0.30		$0.35

(1) Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the quarter ended March 31, 2021.
(2) Includes $2,291 in connection with the redemption of 3.80% senior unsecured notes due 2022 for the quarter ended March 31, 2020.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 31,
	2021	2020
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$52,102	$60,693
Real estate depreciation and amortization	49,869	49,073
Gain on disposition of real estate	(4,281)	(12,770)
Impairment losses – depreciable real estate, net of recoveries	2,131	5,513
Total FFO adjustments	47,719	41,816
FFO available to common stockholders	$99,821	$102,509

FFO per common share:
Basic	$0.57	$0.60
Diluted	$0.57	$0.60

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$52,102	$60,693
Total FFO adjustments	47,719	41,816
FFO available to common stockholders	99,821	102,509

Loss on early extinguishment of debt	21,328	16,679
Total Core FFO adjustments	21,328	16,679
Core FFO available to common stockholders	$121,149	$119,188

Core FFO per common share:
Basic	$0.69	$0.70
Diluted	$0.69	$0.70

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2021		2020
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$52,102		$60,693
Total FFO adjustments	47,719		41,816
Total Core FFO adjustments	21,328		16,679
Core FFO available to common stockholders	121,149		119,188

Straight-line accrued rent, net of reserves	8,332		(61)
Net capital lease rent adjustment	90		61
Below-market rent amortization	(162)		(220)
Stock based compensation expense	4,186		3,248
Capitalized interest expense	(63)		(466)
Total AFFO adjustments	12,383		2,562
AFFO available to common stockholders	$133,532	(1)	$121,750

AFFO per common share:
Basic	$0.76	(1)	$0.71
Diluted	$0.76	(1)	$0.71

Other Information:
Rental income from operating leases(2)	$173,583		$168,733
Earned income from direct financing leases(2)	$158		$164
Percentage rent(2)	$104		$403

Real estate expense reimbursement from tenants(2)	$5,353		$5,247
Real estate expenses	(7,725)		(7,635)
Real estate expenses, net of tenant reimbursements	$(2,372)		$(2,388)

Amortization of debt costs	$1,840	(3)	$1,816	(4)
Scheduled debt principal amortization (excluding maturities)	$156		$147
Non-real estate depreciation expense	$113		$118

(1)Amounts include the net straight-line accrued rent impact of the rent deferral repayments from the COVID-19 rent deferral lease amendments of $9,385 for the quarter ended March 31, 2021. Excluding such, AFFO per common share results would have been $0.71 for the quarter ended March 31, 2021.
(2)For the quarter ended March 31, 2021 and 2020, the aggregate of such amounts is $179,198 and $174,547, respectively, classified as rental income on the income statement summary.
(3)Includes $745 in connection with the redemption of the 3.30% senior unsecured notes due 2023 for the quarter ended March 31, 2021.
(4)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the quarter ended March 31, 2020.

2021 Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.
2021 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges and loss on early extinguishment of debt	$1.56 - $1.61 per share
Real estate depreciation and amortization per share	$1.14 per share
Core FFO per share	$2.70 - $2.75 per share
AFFO per share(1)	$2.91 - $2.96 per share
General and administrative expenses	$43 - $45 Million
Real estate expenses, net of tenant reimbursements	$11 - $13 Million
Acquisition volume	$400 - $500 Million
Disposition volume	$80 - $100 Million
(1) Estimates include the net straight-line accrued rent impact of the rent repayment from the COVID-19 rent deferral lease amendments of $24,961,000 for 2021. Absent such, AFFO per common share guidance would have been $2.77 - $2.82 per share for 2021.

National Retail Properties, Inc.
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Balance Sheet Summary

Assets:
Real estate portfolio	$7,249,613	$7,212,655
Real estate held for sale	6,498	5,671
Cash and cash equivalents	311,231	267,236
Receivables, net of allowance of $846 and $835, respectively	4,611	4,338
Accrued rental income, net of allowance of $6,030 and $6,947, respectively	45,450	53,958
Debt costs, net of accumulated amortization of $17,764 and $17,294, respectively	1,492	1,917
Other assets	93,308	92,069
Total assets	$7,712,203	$7,637,844

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	11,222	11,395
Notes payable, net of unamortized discount and unamortized debt costs	3,298,302	3,209,527
Accrued interest payable	44,668	19,401
Other liabilities	70,172	78,217
Total liabilities	3,424,364	3,318,540

Stockholders' equity of NNN	4,287,835	4,319,300
Noncontrolling interests	4	4
Total equity	4,287,839	4,319,304

Total liabilities and equity	$7,712,203	$7,637,844

Common shares outstanding	175,580	175,233

Gross leasable area, Property Portfolio (square feet)	32,717	32,461

National Retail Properties, Inc. Debt Summary As of March 31, 2021 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	—%	January 2022

Unsecured notes payable:
2024	350,000	349,744	3.900%	3.924%	June 2024
2025	400,000	399,509	4.000%	4.029%	November 2025
2026	350,000	347,625	3.600%	3.733%	December 2026
2027	400,000	398,880	3.500%	3.548%	October 2027
2028	400,000	397,751	4.300%	4.388%	October 2028
2030	400,000	398,834	2.500%	2.536%	April 2030
2048	300,000	295,928	4.800%	4.890%	October 2048
2050	300,000	294,065	3.100%	3.205%	April 2050
2051	450,000	441,601	3.500%	3.602%	April 2051

Total	3,350,000	3,323,937

Total unsecured debt(1)	$3,350,000	$3,323,937

Debt costs		(33,178)
Accumulated amortization		7,543
Debt costs, net of accumulated amortization		(25,635)
Notes payable, net of unamortized discount and unamortized debt costs		$3,298,302
(1)Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 13.3 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,257	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	112
Debt costs, net of accumulated amortization	(35)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,222
(1) Includes unamortized premium

National Retail Properties, Inc.
Debt Summary
As of March 31, 2021

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of March 31, 2021, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	March 31, 2021
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	3.95
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.67
Unencumbered interest ratio	> 1.75	4.96

Unsecured Notes Key Covenants	Required	March 31, 2021
Limitation on incurrence of total debt	≤ 60%	36.5%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.37
Maintenance of total unencumbered assets	≥ 150%	274%

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

				% of Rent Collections Quarter Ended March 31, 2021(3)
		As of March 31,
	Line of Trade	2021(1)	2020(2)
1.	Convenience stores	18.0%	18.1%	99.9%
2.	Automotive service	10.7%	9.9%	98.7%
3.	Restaurants – full service	10.2%	11.0%	91.5%
4.	Restaurants – limited service	9.5%	8.7%	99.9%
5.	Family entertainment centers	6.0%	6.7%	99.6%
6.	Health and fitness	5.2%	5.2%	94.2%
7.	Theaters	4.4%	4.7%	75.8%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.4%	100.0%
9.	Equipment rental	3.1%	2.6%	100.0%
10.	Automotive parts	3.1%	3.1%	99.7%
11.	Home improvement	2.6%	2.6%	99.1%
12.	Wholesale clubs	2.5%	2.5%	100.0%
13.	Medical service providers	2.1%	2.1%	99.6%
14.	General merchandise	1.7%	1.7%	99.1%
15.	Furniture	1.7%	1.7%	99.2%
16.	Home furnishings	1.6%	1.6%	99.9%
17.	Travel plazas	1.5%	1.5%	100.0%
18.	Consumer electronics	1.5%	1.5%	100.0%
19.	Drug stores	1.4%	1.5%	100.0%
20.	Bank	1.3%	1.3%	100.0%
	Other	8.4%	8.6%	99.7%
	Total	100.0%	100.0%	97.5%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.4%	6.	Georgia	4.4%
2.	Florida	8.7%	7.	Indiana	4.2%
3.	Ohio	5.7%	8.	Tennessee	3.7%
4.	Illinois	5.1%	9.	California	3.4%
5.	North Carolina	4.4%	10.	Virginia	3.4%

	As a percentage of annual base rent, which is the annualized base rent for all leases in place.
	(1) $684,283,000 as of March 31, 2021.
	(2) $677,536,000 as of March 31, 2020.
	(3) Rent collections received as of April 28, 2021, excluding the repayment of amounts previously deferred according to the rent deferral lease amendments.

National Retail Properties, Inc.
Property Portfolio

Top 20 Tenants

		Properties	% of Total(1)
1.	7-Eleven	140	5.0%
2.	Mister Car Wash	115	4.5%
3.	Camping World	47	4.3%
4.	LA Fitness	30	3.8%
5.	Flynn Restaurant Group (Taco Bell/Arby's)	202	3.4%
6.	GPM Investments (Convenience Stores)	153	3.3%
7.	AMC Theatre	19	2.8%
8.	Couche Tard (Pantry)	82	2.7%
9.	BJ's Wholesale Club	11	2.5%
10.	Sunoco	59	2.2%
11.	Mavis Tire Express Services	120	2.1%
12.	Main Event	18	1.8%
13.	Frisch's Restaurants	74	1.8%
14.	Bob Evans	114	1.6%
15.	Fikes (Convenience Stores)	56	1.6%
16.	Chuck E. Cheese's	53	1.6%
17.	Best Buy	15	1.5%
18.	Life Time Fitness	3	1.5%
19.	Dave & Buster's	11	1.4%
20.	Ahern Rentals	35	1.4%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2021	2.0%	79	765,000	2027	6.4%	176	2,563,000
2022	5.2%	119	1,493,000	2028	4.8%	157	1,183,000
2023	2.7%	113	1,417,000	2029	3.0%	75	1,052,000
2024	3.5%	95	1,473,000	2030	3.7%	106	1,190,000
2025	6.2%	198	2,092,000	2031	8.7%	192	2,920,000
2026	5.3%	200	2,000,000	Thereafter	48.5%	1,593	13,762,000

(1)Based on the annual base rent of $684,283,000, which is the annualized base rent for all leases in place as of March 31, 2021.
(2)As of March 31, 2021, the weighted average remaining lease term is 10.6 years.
(3)Square feet.

National Retail Properties, Inc.
Rent Deferral Lease Amendments
(in thousands)

The following table outlines the rent deferred and corresponding recapture payback by quarter of the rent deferral lease amendments executed as of March 31, 2021 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,610	$17,659	$51,269	91.6%	$3,239	$20	$3,259	5.8%	5.8%

2021	Q1	678	1,937	2,615	4.7%	10,063	754	10,817	19.3%	25.1%
	Q2	278	750	1,028	1.8%	8,603	1,823	10,426	18.6%	43.7%
	Q3	34	750	784	1.4%	4,332	1,698	6,030	10.8%	54.5%
	Q4	—	250	250	0.4%	2,953	1,698	4,651	8.3%	62.8%
		990	3,687	4,677	8.4%	25,951	5,973	31,924	57.0%	62.8%

2022	Q1	—	—	—	—	1,780	2,117	3,897	7.0%	69.8%
	Q2	—	—	—	—	1,729	2,117	3,846	6.9%	76.7%
	Q3	—	—	—	—	1,201	2,117	3,318	5.9%	82.6%
	Q4	—	—	—	—	681	2,117	2,798	5.0%	87.6%
		—	—	—	—	5,391	8,468	13,859	24.8%	87.6%

2023		—	—	—	—	19	3,021	3,040	5.4%	93.0%

2024		—	—	—	—	—	1,932	1,932	3.5%	96.5%

2025		—	—	—	—	—	1,932	1,932	3.5%	100.0%

		$34,600	$21,346	$55,946		$34,600	$21,346	$55,946